UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 14, 2015

FIVE STAR QUALITY CARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-16817	04-3516029
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-796-8387

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, the terms the “Company,” “we,” “us” and “our” refer to Five Star Quality Care, Inc., “SNH” refers to Senior Housing Properties Trust and RMR LLC refers to The RMR Group LLC (f/k/a Reit Management & Research LLC).

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2015, our Board of Directors, or our Board, elected Richard A. Doyle as our Treasurer and Chief Financial Officer effective January 1, 2016.  Mr. Doyle, age 47, has served as Treasurer and Chief Financial Officer of SNH since 2007, and he previously served as our Director of Financial Reporting from 2005 to 2006.  Prior to that, Mr. Doyle was employed by Sun Life Financial in positions involving finance and accounting for 10 years.  He has also been employed as a Senior Vice President of RMR LLC, our manager, since 2007 and an employee of RMR LLC since 2006.  Mr. Doyle has an MBA and is a certified public accountant.  Mr. Doyle has no family relationships with any of our Directors or executive officers.

The Compensation Committee of our Board, or our Compensation Committee, set Mr. Doyle’s annual base salary at $300,000 effective upon becoming our Treasurer and Chief Financial Officer.  In addition, on December 14, 2015, our Compensation Committee granted Mr. Doyle 15,000 shares of our common stock, which will vest in five equal annual installments, with the first installment having vested on the date of grant.  Mr. Doyle will be eligible for bonuses and future incentive share grants in amounts to be determined in the discretion of our Compensation Committee.  In connection with Mr. Doyle’s election, we expect to enter into an indemnification agreement with Mr. Doyle effective January 1, 2016, on substantially the same terms as the agreements previously entered into between us and each of our other Directors and officers.  We have previously filed a representative form of our indemnification agreement with our Directors and officers as Exhibit 10.1 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, which is incorporated herein by reference.

In addition to receiving compensation payable by us, Mr. Doyle receives separate compensation for services to RMR LLC and equity compensation from certain companies for whom RMR LLC provides management services.  Mr. Doyle will continue to serve as a Senior Vice President of RMR LLC.

Mr. Doyle will replace Mr. Paul V. Hoagland as our Treasurer and Chief Financial Officer.  Mr. Hoagland’s employment as our Treasurer and Chief Financial Officer will terminate December 31, 2015.

In connection with the termination of Mr. Hoagland’s employment, we entered into a letter agreement and a consulting agreement with Mr. Hoagland, each dated December 14, 2015.  Pursuant to the letter agreement, Mr. Hoagland will continue to serve as our Treasurer and Chief Financial Officer until December 31, 2015, and Mr. Hoagland will continue to receive an aggregate annual base salary of $375,000, a cash bonus in December 2015 in the amount of $362,500 and, subject to Mr. Hoagland signing a customary release, release payments in the aggregate amount of $755,000.  We have agreed to accelerate the vesting of any shares of our common stock previously granted to Mr. Hoagland that remain unvested, or allow them to continue to vest under the existing vesting schedule, at Mr. Hoagland’s election.  Pursuant to the letter agreement and in accordance with applicable law, Mr. Hoagland may revoke certain provisions of the agreement until December 21, 2015, in which event the entire agreement will be null and void.  The letter agreement contains standard restrictive covenants relating to non-competition, confidentiality and non-solicitation of employees.  RMR LLC will pay 20% and we will pay 80% of the cash compensation and release payments payable to Mr. Hoagland pursuant to the letter agreement.

Pursuant to the consulting agreement, which is effective as of January 1, 2016, Mr. Hoagland will provide us with consulting services through the earlier of (1) the date on which our Annual Report on Form 10-K for the year ended December 31, 2015 is filed with the Securities and Exchange Commission, or SEC, or (2) March 18, 2016, or the Initial Consulting Period, and we have agreed to pay Mr. Hoagland compensation at an annualized rate of $375,000 during the Initial Consulting Period.  Mr. Hoagland has also agreed to provide us with consulting services at our request after the Initial Consulting Period until December 31, 2016, with compensation payable by us at an hourly rate.  The consulting agreement contains standard restrictive covenants relating to confidentiality.

Copies of the letter agreement and consulting agreement are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, each of which is incorporated herein by reference.

Information Regarding Certain Relationships and Related Transactions

We were formerly a 100% owned subsidiary of SNH.  In 2001, SNH distributed substantially all of our then outstanding common shares to its shareholders.  As of September 30, 2015, SNH owned 4,235,000 of our common shares, or approximately 8.6% of our outstanding common shares.  SNH is our largest landlord and our largest stockholder and we manage senior living communities for SNH.  As of September 30, 2015, we leased 178 senior living communities from SNH and managed 60 senior living communities for the account of SNH.  We also manage a portion of one of these communities for D&R Yonkers LLC, an entity which was established in order to accommodate certain state licensing requirements, whose principals are Mr. David J. Hegarty, the President and Chief Operating Officer of SNH, and Mr. Doyle.  One of our Managing Directors, Mr. Barry Portnoy, is a managing trustee of SNH.  Mr. Barry Portnoy’s son, Mr. Adam Portnoy, also serves as a managing trustee of SNH.

RMR LLC provides management services to us pursuant to a business management agreement.  RMR LLC also provides management services to SNH.  Mr. Barry Portnoy is Chairman of RMR LLC and Mr. Adam Portnoy is President and Chief Executive Officer of RMR LLC.  Mr. Bruce J. Mackey, our President and Chief Executive Officer, and Mr. Doyle are officers and employees of RMR LLC, and Mr. Hoagland was and, pursuant to the letter agreement with Mr. Hoagland, will continue to be, an officer and employee of RMR LLC through December 31, 2015.  Two of our Independent Directors also serve as independent directors or independent trustees of other public companies to which RMR LLC or its affiliates provide management services.  Mr. Barry Portnoy serves as a managing director or managing trustee of those companies and Mr. Adam Portnoy serves as a managing trustee of a majority of those companies.  In addition, officers of RMR LLC serve as officers of other companies to which RMR LLC or its affiliates provide management services.

For further information about these and other relationships and related person transactions, please see our Annual Report on Form 10-K for the year ended December 31, 2014, or our Annual Report, our Proxy Statement for our 2015 Annual Meeting of Shareholders dated March 24, 2015, or our Proxy Statement, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, or our Quarterly Report, and our other filings with the SEC, including Note 15 to our Consolidated Financial Statements included in our Annual Report, the sections captioned “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions” and “Warning Concerning Forward Looking Statements” of our Annual Report, the section captioned “Related Person Transactions” and the information regarding our directors and executive officers in our Proxy Statement, Note 10 to our Condensed Consolidated Financial Statements included in our Quarterly Report and the sections captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions,” “Warning Concerning Forward Looking Statements” and “Other Information” of our Quarterly Report.  In addition, please see the section captioned “Risk Factors” of our

Annual Report for a description of risks that may arise from these transactions and relationships.  Our filings with the SEC, including our Annual Report, our Proxy Statement and our Quarterly Report, are available at the SEC’s website at www.sec.gov.  Copies of certain of our agreements with these related parties, including our leases and forms of management agreements and related pooling agreements with SNH, our management agreement with D&R Yonkers LLC and our business management agreement with RMR LLC, are publicly available as exhibits to our public filings with the SEC and accessible at the SEC’s website, www.sec.gov.

Item 7.01.                Regulation FD Disclosure.

On December 15, 2015, we issued a press release announcing the election of Mr. Doyle as our Treasurer and Chief Financial Officer.  A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.                Financial Statements and Exhibits.

(d)  Exhibits.

10.1                        Letter Agreement dated December 14, 2015, between the Company, The RMR Group LLC and Paul V. Hoagland.

10.2                        Consulting Agreement dated December 14, 2015, between the Company and Paul V. Hoagland.

99.1                        Press Release dated December 15, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE STAR QUALITY CARE, INC.

By:	/s/ Bruce J. Mackey Jr.
Name:	Bruce J. Mackey Jr.
Title:	President and Chief Executive Officer

Date:  December 18, 2015